UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 20, 2006

iVOW, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22743	94-3184035
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Identification
Incorporation)	Number)	Number)

11455 El Camino Real, Suite 140, San Diego, California 92130
(Address of principal executive offices, with zip code)

(858) 703-2820
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 21, 2006, iVOW, Inc., a Delaware corporation (“iVOW”), announced that it has entered into an Agreement and Plan of Merger, dated September 20, 2006 (the “Merger Agreement”), with Crdentia Corp., a Delaware corporation (“Crdentia”) and iVOW Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Crdentia (“Merger Sub”), providing for the merger of Merger Sub with and into iVOW (the “Merger”), with iVOW surviving the Merger as a wholly-owned subsidiary of Crdentia.

At the effective time and as a result of the Merger, all shares of iVOW common stock issued and outstanding immediately prior to the effective time of the Merger will be automatically converted into the right to receive, in the aggregate, approximately $3.5 million in shares of Crdentia common stock, subject to reduction based on the iVOW bank and financing debt assumed by Crdentia, the value of any uncollected accounts receivable at the effective time and the value of any iVOW warrants assumed by Crdentia determined using the Black-Scholes pricing model.

The Merger Agreement was unamimously recommended to the Company’s Board of Directors for approval by a special transaction committee comprised of non-interested members of the Board and formed to evaluate the Merger and the Merger Agreement as well as the Company’s other alternatives.  B. Mason Flemming & Co., Inc. provided a fairness opinion to iVOW’s Board.  Based on the recommendation of the special transaction committee and the fairness opinion, the Company’s Board unanimously approved the Merger and the Merger Agreement, with the interested directors abstaining.

The closing and effectiveness of the Merger are contingent upon the satisfaction of certain closing conditions set forth in the Merger Agreement, including receipt of approval by the Company’s stockholders. The Merger is expected to close in the fourth quarter of this calendar year.

C. Fred Toney and William Nydam served on the Board of Directors of both iVOW and Crdentia at the time of the approval of the Merger Agreement.  Mr. Toney has since resigned from iVOW’s Board of Directors as discussed below.  One of our former directors, James D. Durham, is the Chief Executive Officer of Crdentia and serves as the Chairman of Crdentia’s Board of Directors.

MedCap Partners L.P. and MedCap Master Fund L.P. (the “Funds”) are significant stockholders of both iVOW and Crdentia.  The Funds beneficially own more than 26% of the outstanding shares of iVOW and more than 78% of the outstanding shares of Crdentia, based on their stockholdings reported in Crdentia’s Form 10-K/A, which was filed with the SEC on April 28, 2006, and the proxy statement for iVOW’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on May 10, 2006. Mr. Toney is a Managing Member of MedCap Management & Research LLC, which is the General Partner of each of the Funds.  Mr. Toney disclaims beneficial ownership of the shares owned by these entities, except to the extent of his proportionate pecuniary interest therein.  Mr. Nydam is an investor in the Funds and holds options to purchase shares of Crdentia’s common stock that he received in connection with his services on the Board of Directors.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

On September 20, 2006, each iVOW and Crdentia entered into separate Voting Agreements with MedCap Partners L.P. and MedCap Master Fund L.P., pursuant to which each of the Funds agrees, among other things, to vote all of its shares of common stock of iVOW and Crdentia, respectively at the time of the stockholder vote, and those acquired after the date of the agreement and still in its possession at the time of the stockholder vote, if any, in favor of the adoption of the Merger Agreement.  A copy of Voting Agreements are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

In connection with the Merger, iVOW entered into an Interim Management Agreement with Crdentia on September 20, 2006, pursuant to which iVOW agreed to transfer the direction and control of the operations of iVOW to Crdentia on the execution of the Merger Agreement.  A copy of the Interim Management Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference.

On September 21, 2006, iVOW announced the entry into the Merger Agreement by press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of C. Fred Toney as Director.

On September 20, 2006, following the approval of the definitive merger agreement between the Company and Crdentia, C. Fred Toney voluntarily resigned from the Company’s Board of Directors.  Mr. Toney’s resignation did not result from any disagreement with the Company.  Mr. Toney did not serve on any of the Company’s Board committees.

A copy of the press release announcing the resignation of Mr. Toney, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed with this current report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated September 20, 2006, among iVOW, Crdentia Corp. and iVOW Acquisition Corp.
10.1	iVOW Voting Agreement, dated September 20, 2006 among iVOW, MedCap Partners L.P. and MedCap Master Fund L.P.
10.2	Crdentia Voting Agreement, dated September 20, 2006 among iVOW, MedCap Partners L.P. and MedCap Master Fund L.P.
10.3	Interim Management Agreement, dated September 20, 2006, between iVOW, Inc. and Crdentia Corp.
99.1	Press Release, dated September 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVOW, Inc.

Date: September 22, 2006	By:	/s/ Richard M. Gomberg
Richard M. Gomberg
Vice President of Finance, Chief Financial Officer
and Secretary
(Principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated September 20, 2006, among iVOW, Crdentia Corp. and iVOW Acquisition Corp.
10.1	iVOW Voting Agreement, dated September 20, 2006 among iVOW, MedCap Partners L.P. and MedCap Master Fund L.P.
10.2	Crdentia Voting Agreement, dated September 20, 2006 among iVOW, MedCap Partners L.P. and MedCap Master Fund L.P.
10.3	Interim Management Agreement, dated September 20, 2006, between iVOW, Inc. and Crdentia Corp.
99.1	Press Release, dated September 21, 2006.